Exhibit T3A.58

State Corporation Commission

Richmond, September 5, 2003

This is to certify that the certificate of organization of

Southpark Mall, LLC

was this day issued and admitted to record in this office and that the said limited liability company is authorized to transact its business subject to all Virginia laws applicable to the company and its business. Effective date: September 5, 2003

State Corporation Commission Attest:
Clerk of the Commission

CIS0345

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is
Southpark Mall, LLC
(The name must contain the words “limited company” or “limited liability company” or their abbreviations “L.C.”, “LC”, “L.L.C.” or “LLC”)

2.	A. The name of the limited liability company's initial registered agent is
Corporation Service Company

B.	The registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and

☐ a member or manager of the limited liability company.

☐ an officer or director of a corporation that is a member or manager of the limited liability company.

☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐ a trustee of a trust that is a member or manager of the limited liability company.

☐ a member of the Virginia State Bar.

OR

(2)	☒ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	The limited liability company’s initial registered office address, which is identical to the business office of the initial registered agent, is:

11 South 12th Street
(number/street)

Richmond	VA	23218
(city or town)		(zip)

which is located in the ☒ city or ☐ county of	Richmond

4.	The limited liability company's principal office is located at

CBL Center, Suite 500, 2030 Hamilton Place Boulevard
(number/street)

Chattanooga, Tennessee 37421
(city or town)	(state)	(zip)
5.	Signature:

September 3, 2003
(organizer)	(date)

Stephanie D. Lee	(423) 425-7000
(printed name)	(telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINA

STATE CORPORATION COMMISSION

September 5, 2003

The State Corporation Commission has found the accompanying articles submitted on behalf of

Southpark Mall, LLC

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission September 5, 2003.

STATE CORPORATION COMMISSION

By
Commissioner

DLLCACPT

CIS0345

03-09-05-4251